Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 and related prospectus of B.O.S. Better Online Solutions Ltd. (“BOS”) of our report dated March 25, 2006 relating to the financial statements of Odem Electronic Technologies 1992 Ltd. that appear in BOS’s Annual Report on Form 20-F/A, for the year ended December 31, 2005, filed with the Securities and Exchange Commission on September 7, 2006.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

Jerusalem, Israel December 4, 2006	/s/ Kesselman & Kesselman —————————————— Kesselman & Kesselman Certified Public Accountants (Israel) A member of PricewaterhouseCoopers International Limited